Exhibit (e)(7)


                                                                       FORM 2017
                                                                       ---------


                                             ALLIANCEBERNSTEIN INVESTMENTS, INC.
                                             1345 AVENUE OF THE AMERICAS
                                             NEW YORK, NY 10105
                                             (800) 221-5672

                                                           _______________, 20__


                               SELECTED AGREEMENT
                               FOR BROKER-DEALERS


Ladies and Gentlemen:

      As the principal underwriter of shares of certain registered investment companies at present or hereafter managed by AllianceBernstein L.P., we invite you to participate as principal (except as provided herein) in the distribution of shares of each such company as we now or hereafter identify to you (each a "Fund"), all upon the following terms and conditions:

      1.    (a)   You are to offer and sell shares of a Fund only at the public offering price as then currently in effect and only in accordance with the terms of the then current prospectus(es) and statement(s) of additional information of the Fund incorporated therein (collectively, the "Prospectus"). To the extent that a Prospectus contains any provision that is inconsistent with this Agreement, the Prospectus shall be controlling. You shall act only as principal in such transactions and shall not have authority to act as agent for any Fund, for us, or for any other dealer in any respect, except as herein provided. You shall not represent to any third party that you have such authority or are acting in such capacity. All orders are subject to acceptance or rejection by us and become effective only upon confirmation by us. We may, without notice, suspend sales or withdraw the offering of shares of any one or more of the Funds at any time.

            (b) You may act as an agent for the limited purpose of receiving and transmitting purchase and sale orders for Advisor Class shares, which have no front-end load, deferred sales charge or other asset-based fee, and charge a commission or other transaction-based fee on purchases and sales of such Shares on your firm's brokerage platform (such shares, "Clean Advisor Class Shares"). When such a fee is charged, you represent that you are acting solely on an agency basis with respect to the purchase or sale of Clean Advisor Class Shares and not as a dealer or selling agent of a Fund. You agree that any such commission will be charged in a manner consistent with applicable rules of the Financial Industry Regulatory Authority ("FINRA") and the United States Department of Labor and confirmed in accordance with applicable requirements under the Securities Exchange Act of 1934 (the "1934 Act").

            (c) You agree that any purchases and sales of Clean Advisor Class Shares may only be executed as purchases or redemptions between the investor and a Fund. You agree not to execute trades of Clean Advisor Class Shares between investors or otherwise support a secondary market for trading of Clean Advisor Class Shares.

      2.    (a)   On each purchase of shares of a Fund by you from us, the total sales charges and discount to you as a selected dealer, if any, shall be as stated in the Fund's Prospectus.

            (b) You acknowledge that a reduced sales charge and/or no sales charge (collectively "discounts") may be available to purchases of shares as described in each Fund's Prospectus. You agree to: (i) obtain all necessary information from your customers to allow you to provide all available discounts;
                  (ii) inform your customers of applicable discount opportunities and inquire about other qualifying holdings that might entitle customers to receive discounts; and (iii) advise us contemporaneously with each purchase as to amounts of any and all purchases of shares made by you, as agent for your customers, qualifying for discounts. You further agree that you have, and will maintain during the term of this Agreement, adequate written supervisory procedures, controls, and exception reports to ensure that your customers receive all available discounts. If we thereafter learn that a sale qualified for a discount or did not so qualify, we may, but are not required to, take such action as we deem appropriate to reflect the proper charge or discount, if any, including an appropriate adjustment in the corresponding amount of any payment to you or require that you reimburse us for any discount inappropriately allowed to you.

            (c) There is no sales charge or discount to selected dealers on the reinvestment of dividends nor shall any payment be due or paid to you for any calendar quarter for which the amount otherwise due or to be paid to you hereunder with respect to all Funds is less than $100.

      3. As a selected dealer, you are hereby authorized (a) to place orders directly with each Fund for its shares to be resold by us to you subject to the applicable terms and conditions governing the placement of orders by us set forth in a Fund's Distribution Services Agreement or corresponding agreement between the Fund and us or as may otherwise be imposed by us and communicated to you and subject to the applicable compensation provisions set forth in the Fund's Prospectus, and (b) to tender shares directly to the Fund or its agent for redemption subject to the applicable terms and conditions set forth in the applicable Distribution Services Agreement and the Prospectus.

      4. Redemptions of shares of a Fund are to be made in accordance with the Prospectus.

      5. You shall:

            (a) Purchase shares of any Fund only from us or from your customers;

            (b) Purchase shares from us only for the purpose of covering purchase orders already received from your customers or to be held for investment for your own account;

            (c) Not purchase any shares of any Fund from your customers at prices lower than the redemption or repurchase prices then quoted by the Fund. You shall, however, be permitted to sell shares of a Fund for the account of the record owners thereof to the Fund at the repurchase prices currently established for such shares and may charge the owner a fair commission for handling the transaction;

            (d) Not withhold placing customers' orders for shares so as to profit yourself as a result of such withholding;

            (e) If any shares purchased by you hereunder are redeemed or repurchased by any of your customers from any Fund within seven business days after such confirmation of your original order, forthwith refund to us the full discount allowed to you on the original sales of such shares. We shall notify you of such redemption or repurchase within ten days from the date of delivery of the request therefor or of certificates to us or the Fund. Termination or cancellation of this Agreement shall not relieve you or us from the requirements of this Subsection
                  (e); and

            (f) Unless you hold shares as nominee for your customers or participate in the NSCC Fund/Serv Networking program, at certain matrix levels, provide us with all necessary information to comply with all applicable federal, state and local reporting requirements, including, without limitation, backup and nonresident alien withholding requirements for your customer accounts. You represent and agree that all Tax Identification Numbers ("TINs") provided to us are certified, and that no account that requires a certified TIN will be established without a certified TIN. With respect to all other accounts, including fund shares held by you in omnibus accounts, and fund shares purchased or sold through the NSCC Fund/Serv Networking Program, at certain matrix levels, you agree to perform all federal, state and local tax reports with respect to such accounts, including without limitation, redemptions and exchanges.

      6. We shall not accept from you any conditional orders for Fund shares. Acceptance of an order to purchase shares of a Fund shall be made by the Fund only against receipt of the purchase price, subject to deduction for the discount reallowed to you and any applicable sales charge on such sales. If payment for the shares purchased is not received within the time customary for such payments, the sale may be cancelled forthwith without any responsibility or liability on our part or on the part of the Fund (in which case you will be responsible for any loss, including loss of profit, suffered by the Fund resulting from your failure to make payment as aforesaid), or, at our option, we may sell the shares ordered back to the Fund (in which case we may hold you responsible for any loss, including loss of profit suffered by us resulting from your failure to make payment as aforesaid).

      7.    (a)   You will not offer or sell any Fund shares except in
                  compliance with all applicable Federal and State securities laws, and in connection with sales and offers to sell shares you shall on a timely basis furnish to each person to whom any offer or any such sale is made a copy of the Prospectus and, if required to be furnished, a copy of the then currently applicable statement of additional information. If required by Rule 10b-10 under the 1934 Act, you shall send confirmation of orders to your customers.

            (b) You shall at all times comply with all provisions of applicable law, including FINRA Conduct Rules and other requirements, and the Prospectus of each Fund applicable to your conduct, including, but not limited to, sales practices and sales charge waivers. In this regard, you further represent and warrant that you, acting as our agent, will submit to us, or to the Funds' transfer agent, for receipt of that day's net asset value (less any applicable sales charges) only complete orders received by you prior to the time set by the Funds for calculation of their net asset value, as described in each Fund's Prospectus. You further represent and warrant that, when acting as our agent, orders received by you after the time set for calculation of the Funds' net asset value will be submitted to us, or to the Funds' transfer agent, for receipt of the next determined net asset value following your receipt of those orders. You further represent that you have (i) established and maintain internal controls and procedures that are sufficient to reasonably assure that orders will be submitted to us, or to the Funds' transfer agent, in accordance with the above requirements; and (ii) established procedures to ensure that orders received by you are handled in a manner reasonably consistent with Rule 22c-1 under the Investment Company Act of 1940, as amended (the "1940 Act"), and any Securities and Exchange Commission ("SEC") staff positions or interpretations issued thereunder.

            (c) We shall be under no liability to you except for obligations expressly assumed by us herein. Nothing herein contained, however, shall be deemed to be a condition, stipulation or provision binding any persons acquiring any security to waive compliance with any provision of the Securities Act of 1933, as amended (the "1933 Act"), or of the rules and regulations of the SEC, or to relieve the parties hereto from any liability arising under the 1933 Act.

      8.    (a)   In accordance with FINRA Notice to Members 03-50 (reminding members of their responsibility to ensure that they have and implement policies and procedures reasonably designed to detect and prevent the occurrence of mutual fund transactions that would violate Rule 22c-1 under the 1940 Act, FINRA
                  Conduct Rule 2110 and other applicable rules and regulations with respect to late trading or market timing transactions), you represent that you have reviewed your policies and procedures to ensure that they are adequate with respect to preventing violations of law and Prospectus requirements related to, among other things, timely order-taking and market timing activity and you hereby provide the confirmation set forth on Appendix A hereto with the initial execution of this Agreement. You acknowledge that, from time to time thereafter, we may require you to provide the certifications set forth on Appendix A hereto, and you agree to provide promptly such certifications. Your placing of an order or accepting payment of any kind after we ask you to provide such certification shall constitute your certification of the matters set forth on Appendix A.

            (b) You acknowledge that purchases, sales and exchanges of Fund shares should be made for investment purposes only and that the Funds have adopted surveillance procedures, as described in each Fund's Prospectus, to detect excessive or short-term trading. The surveillance process involves several factors, including scrutinizing transactions in Fund shares that exceed certain monetary thresholds or numerical limits. Generally, these surveillance procedures will identify more than two exchanges of Fund shares during any 60-day period or purchases of shares followed by a sale within 60 days.

            (c) In connection with the Funds' surveillance procedures, you agree to provide to a Fund, upon written request, the TIN, if known, of any or all customer(s) for which you place or have placed orders for Fund shares and the amount, date, name or other identifier of any investment professional(s) associated with such customer(s) (if known), and transaction type (purchase, redemption, transfer, or exchange) of every purchase, redemption, transfer or exchange of Fund shares held by you through an account maintained by you during the period covered by the request. The request must set forth a specific period, not to exceed 120 days from the date of the request, for which transaction information is sought. The Fund may request transaction information older than 120 days from the date of the request as it deems necessary to investigate compliance with policies established by the Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding Fund shares.

            (d) You agree that you will transmit the requested information that is on your books and records to the Fund or its designee promptly, but in any event no later than ten business days, after receipt of a request. If the requested information is not on your books and records, you agree to: (i) provide or arrange to provide to the Fund the requested information regarding shareholders of the Fund who hold an account with an indirect intermediary; or (ii) if directed by the Fund, block further purchases of Fund shares from such indirect intermediary. In such instance, you agree to inform the Fund whether you plan to perform (i) or (ii). For purposes of this provision, "an indirect intermediary" has the same meaning as in Rule 22c-2 under the Investment Company Act.

            (e) You agree that you will execute written instructions from the Fund to restrict or prohibit further purchases or exchanges of Fund shares by a shareholder that has been identified by the Fund as having engaged in transactions in the Fund's shares (directly or indirectly through your account) that violate policies established by the Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding shares issued by the Fund. Such instructions must include the TIN, if known, and the specific restriction(s) to be executed. If the TIN is not known, the instructions must include an equivalent identifying number of the shareholder(s) or account(s) or other agreed upon information to which the instruction relates.

            (f) You agree that you will execute written instructions described in subparagraph (e) above as soon as reasonably practicable, but not later than five business days after your receipt of the instructions.

            (g) You agree that you will provide written confirmation to the Fund that instructions have been executed, as soon as practicable but not later than ten business days after the instructions have been executed.

            (h) The Fund agrees not to use the information received for marketing or any other similar purpose without your prior written consent.

            (i) If you hold shares for your customers in an omnibus account, you acknowledge that we may also monitor turnover of assets to purchases and redemptions in the account. If there is excessive turnover, we may notify you and request that you review individual account transactions for excessive or short-term trading activity and confirm to us that appropriate action has been taken to curtail such activity. You acknowledge that appropriate action may include blocking accounts and prohibiting future purchases and sales of Fund shares.

            (j) You acknowledge that we may terminate this Agreement if you decline to provide customer account information to us, or to take appropriate action upon notice from us that an account has been blocked or there is excessive turnover in omnibus accounts.

      9. From time to time while this Agreement is in effect, we may make payments to you pursuant to one or more of the distribution plans ("Plans") adopted by certain of the Funds pursuant to Rule 12b-1 ("Rule 12b-1") under the 1940 Act in consideration of your furnishing distribution services hereunder with respect to each such Fund. We have no obligation to make any such payments and you waive any such payment until we receive monies therefor from the Fund. Any such payments made pursuant to this Section 9 shall be subject to the following terms and conditions:

            (a) Any such payments with respect to a particular Fund shall be in such amounts as we may from time to time advise you of but in any event not in excess of the amounts permitted by a Plan in effect with respect to that Fund. Any such payments shall be in addition to the selling concession, if any, allowed to you pursuant to this Agreement;

            (b) The provisions of this Section 9 relate to each Plan adopted by a particular Fund pursuant to Rule 12b-1. You shall provide to us, on a timely basis, such information as we may request to enable us to provide to the Fund's Board of Directors in accordance with Rule 12b-1, at least quarterly, a written report of the amounts expended by us pursuant to this Section 9 and the purposes for which such expenditures were made; and

            (c) Notwithstanding any other provision of this Agreement, the provisions of this Section 9 relating to a Plan applicable to each Fund shall remain in effect for not more than a year and thereafter for successive annual periods only so long as the continuance of a Plan and this Agreement is specifically approved at least annually in conformity with Rule 12b-1 and the 1940 Act, and the provisions of this Section 9 shall automatically terminate with respect to a particular Plan in the event of the assignment (as defined by the 1940 Act) of this Agreement, in the event such Plan terminates or is not continued, or in the event this Agreement terminates or ceases to remain in effect. In addition, the provisions of this
                  Section 9 may be terminated at any time, without penalty, by
                  (i) the Fund, in accordance with Rule 12b-1 or, (ii) you or us with respect to any Plan on not more than 60 days nor less than 30 days prior written notice delivered (or mailed by registered mail, postage prepaid, to the other party).

      10.   (a)   No person is authorized to make any representation concerning shares of any Fund except those contained in the Fund's
                  Prospectus or in currently applicable printed information issued by each Fund or by us as information supplemental thereto. In purchasing shares of any Fund, you shall rely solely on the representations in the Fund's Prospectus and/or in the foregoing printed supplemental information. We shall supply to you Fund Prospectuses, reasonable quantities of reports to shareholders, proxy solicitation materials, supplemental sales literature, sales bulletins, and additional information as issued. You shall distribute Prospectuses and reports to shareholders of the Funds to your customers in compliance with the applicable requirements, except to the extent that we expressly undertake to do so on your behalf. We shall not be responsible for any advertising or sales material developed and used by you or any third party relating to any Fund, unless approved in writing by us in advance of such use except that you may identify the Funds in a listing of mutual funds available through you to your customers. Any printed information furnished by us other than the Prospectus for each Fund, periodic reports and proxy solicitation materials are our sole responsibility and not the responsibility of the Fund, and no Fund shall have any liability or responsibility to you in these respects unless expressly assumed in connection therewith.

            (b) You agree not to transact orders for Fund shares in states or jurisdictions in which you have been informed that shares may not be sold or in which you or your personnel are not authorized to sell shares.

            (c) We shall have no responsibility, under the laws regulating the sale of securities in the United States or any foreign jurisdiction, with respect to the qualification or status of you or your personnel selling Fund shares. We shall not, in any event, be liable or responsible for the issue, form, validity, enforceability, and value of the Fund's shares or for any matter in connection therewith.

      11. You understand and acknowledge that the Funds may offer more than one class of shares. You represent and warrant that you have established compliance procedures designed to ensure (a) that your customers are made aware of the terms of each available class of shares offered and sold to each particular offeree and (b) that the purchaser meets all applicable suitability requirements and to ensure proper supervision of your representatives in recommending and offering multiple classes of shares. You acknowledge that we have no responsibility for determining the suitability of any Fund shares as investments for your customers.

      12. Should you provide brokerage clearing services to broker-dealers or other financial intermediaries who wish to sell shares to their clients ("Originating Firms"), you represent that you and each such Originating Firm are parties to a clearing agreement which conforms in all respects to the requirements of FINRA Rule 4311 or, as applicable, the rules of a national securities exchange. In connection with your provision of such brokerage clearing services, (i) you are responsible for ensuring that shares are sold in compliance with the terms and conditions of this Agreement and each Prospectus, and (ii) we have no responsibility for determining whether any shares are suitable for clients of your Originating Firms.

      13. Neither our affiliates nor any Fund shall be liable for any loss, expense, damages, costs or other claim arising out of any redemption or exchange pursuant to telephone instructions from any person or our refusal to execute any such instructions for any reason.

      14.   (a)   You represent and warrant that: (i) you are a broker-dealer registered under the 1934 Act or you are exempt from registration under the 1934 Act; (ii) you are a member in good standing with FINRA; (iii) you are licensed by the appropriate regulatory authority of each state or other jurisdiction in which you will offer and sell shares of the Funds; and (iv) each of your partners, directors, officers, employees, and agents who will participate or otherwise may be involved in the offer or sale of Fund shares or the performance by you of your duties and activities under this Agreement is either appropriately licensed or exempt from such licensing requirements by the appropriate regulatory agency of each state or other jurisdiction in which you will offer and sell
                  Fund shares. At all times, you will abide by FINRA Conduct
                  Rules and by all other federal or state laws, and rules and regulations thereunder applicable to the conduct of your business to which the Agreement pertains;

            (b) You represent that you have implemented anti-money laundering procedures and have a compliance program including an AML Policy and Procedures, as required by FINRA and under U.S. Law. The AML Policy and Procedures must include a Customer Identification Program ("CIP"). You represent and undertake that for all accounts introduced to us by you, except for accounts that are not held in omnibus accounts with the Funds or its service providers or accounts not established with the Funds or its service providers through the NSCC Fund/SERV system or otherwise by you, you will ensure that such clients are properly identified and that their identities have been verified in accordance with the CIP requirements. You will take all possible steps to ensure that monies from all your clients investing in the Funds do not come from any illicit activity and comply with all applicable laws and regulations designed to guard against money laundering activities set out in your AML Policy and Procedures.

            (c) You agree to permit inspection relating to your AML Policy and Procedures by U.S. federal departments or regulatory agencies with appropriate jurisdiction over you and to make available to examiners from such departments or regulatory agencies such information and records relating to your AML program as such examiners shall reasonably request.

            (d) You confirm that the Funds are the ultimate beneficiaries of this Agreement and therefore are relying upon your compliance with your AML program, including the CIP, and any and all laws and regulations applicable to you in the execution of orders for the Funds.

            (e) You confirm that, on request, you will supply us with evidence of the due diligence work that you have carried out under your AML Policy and Procedures. You also confirm that you will retain all original records relating to the said due diligence work for each client for a period of at least five years from the date of the termination of the client's investment in the Funds.

      15. This Agreement is in all respects subject to FINRA Conduct Rules, which shall preempt any provision of this Agreement to the contrary. You shall inform us promptly of any pending or threatened action or proceeding by FINRA bearing on your membership with FINRA and of any suspension or termination of such membership. You recognize that under FINRA Conduct Rules we are prohibited from making any payments to you after your ceasing to be a member in good standing of FINRA, other than payments with respect to which all events entitling you to payment (including the completion of any applicable time period) have occurred prior to that date, and you shall not hereunder be entitled to any such payments. You shall return to us, upon our demand of you, the amount of any such payments we identify to you as having been made by us to you subsequent to your ceasing to be such a member. After the earlier of your ceasing to be a member in good standing of FINRA or the termination of this Agreement, neither we nor any Fund will be obligated to accept instructions from you, or any of your employees or representatives, regarding accounts or any transactions for them. Promptly thereafter, you shall (a) instruct your customers to contact AllianceBernstein Investor Services, Inc. ("ABIS") directly at (800) 221-5672 or such other numbers as we provide to you regarding all future transactions in shares of any Fund, and (b) if shares of any Fund beneficially owned by a number of your customers are held by you in an omnibus account, you shall provide to ABIS the details of each of those customer accounts (i.e., name, address and telephone number and number of shares owned) and instruct those customers to contact ABIS directly, as provided above, regarding all future transactions in shares in any Fund.

      16. In the event you violate any of your obligations under this Agreement, we may, in our sole discretion, cease paying to you any or all amounts to which you would otherwise be entitled under this Agreement after such violation. You shall return to us, upon our demand of you, all or such portion of any payments we identify to you as having been made by us to you after any such violation.

      17.   (a)   This Agreement will terminate automatically upon: (i)
                  termination or suspension of your registration with the SEC;
                  (ii) termination or suspension of your membership with FINRA;
                  or (iii) termination or suspension of your license to do business by any state or other jurisdiction. You agree to notify us promptly in writing of any such action or event.

            (b) This Agreement will terminate automatically if (i) we no longer serve as underwriter to any Funds, or (ii) AllianceBernstein L.P. no longer serves as investment adviser for any Funds.

            (c)   Either you or we may terminate this Agreement by giving thirty
                  (30) days prior written notice to the other. In addition, either you or we may, in case of material breach of this Agreement by either party, terminate this Agreement immediately by giving written notice to the other party, which notice sets forth in reasonable detail the nature of the breach. Such notice shall be deemed given on the date on which it is delivered personally to you or to any of your officers or members, or was mailed postpaid or delivered to a telegraph office for transmission to the address of you or us, as applicable, as set forth below.

            (d) This Agreement shall terminate immediately upon the appointment of a Trustee under the Securities Investor Protection Act or any other act of insolvency by you.

            (e) The termination of this Agreement by any of the foregoing means shall have no effect upon transactions entered into prior to the effective date of termination and shall not relieve you of your obligations, duties and indemnities specified in this Agreement. A trade placed by you after your voluntary termination of this Agreement will not serve to reinstate the Agreement. Reinstatement, except in the case of a temporary suspension, will only be effective upon written notification by us.

            (f) This Agreement is not assignable or transferable and will terminate automatically in the event of its "assignment", as defined in the 1940 Act, and the rules and regulations thereunder. We may, however, transfer any of our duties under this Agreement to any entity that controls or is under common control with us.

            (g) This Agreement may be amended by us at any time by written notice to you and your placing of an order or accepting payment of any kind after your receipt of such notice and the effective date of any such amendment shall constitute your acceptance thereof.

            (h)   We may require you to provide the certification described in
                  Section 8(a) and your placing of an order or accepting payment after we ask you to provide it shall constitute your certification.

      18. We shall for so long after termination of this Agreement as you remain a member in good standing of FINRA make payments to you in accordance within
Section 2 hereof based on sales of Fund shares purchased by you that are consummated prior to such termination unless this Agreement is terminated after you are no longer a member in good standing of FINRA, subject to Section 15 hereof. Your right to payments hereunder subsequent to termination of this Agreement after you are no longer a member in good standing of FINRA, if any, shall be solely as provided in Section 15 hereof. This Section 18 will survive the termination of this Agreement.

      19. You shall indemnify and hold harmless us, each Fund, AllianceBernstein L.P. and our and their direct and indirect subsidiaries and affiliates, directors trustees, officers, employees, shareholders, agents and representatives (collectively, the "Indemnitees") from and against any and all claims, losses, damages, costs, expenses and liabilities, including attorneys fees, that may be assessed against, or suffered or incurred by any of them, however arising, and as they are assessed, suffered or incurred, which relate in any way to (a) any breach by you of any of your representations or warranties hereunder, or your failure to comply with any of your obligations hereunder; (b) any incorrect, omitted and/or unauthorized information provided or required to be provided by you to us or to any of the Funds; (c) your provision to any of your customers or prospective customers of information regarding any of the Funds other than the then current Prospectus or supplemental information referred to in Section 10 hereof, except as expressly authorized by us; and/or
(d) your failure to properly comply with any applicable law, rule or regulations. Your obligations under this Section 19 shall extend to actions, failures, errors, omissions, misconduct and breach by you and by your employees, agents and representatives, whether or not acting within the scope of their employment, agency or authority. Nothing in this Section 19 shall be deemed to preclude any of the Indemnitees from seeking monetary damages and/or injunctive relief in connection with any such claims, losses, damages, costs, expenses or liabilities. This Section 19 will survive termination of this Agreement or any provision hereof.

      20. You agree that any Non-Public Personal Information, as the term is defined in SEC Regulation S-P, that may be disclosed hereunder is disclosed for the specific purpose of permitting you or us to perform the services set forth in this Agreement. You represent that you have adopted and implemented procedures to safeguard customer information and records that are reasonably designed to: (a) ensure the security and confidentiality of customer records and information; (b) protect against any anticipated threats or hazards to the security or integrity of customer records and information; (c) protect against unauthorized access to or use of customer records or information that could result in substantial harm or inconvenience to any customer; (d) protect against unauthorized disclosure of non-public personal information to unaffiliated third parties; and (e) otherwise ensure your compliance with Regulation S-P.

      21. This Agreement shall be construed in accordance with the laws of the State of New York and shall be binding upon us and you when signed by us and accepted by you in the space provided below.



                                         Very truly yours,

                                         By:
                                             -----------------------------------
                                             (Authorized Signature)
                                             ALLIANCEBERNSTEIN INVESTMENTS, INC.

FIRM INFORMATION
----------------

Firm Name
          ----------------------------------------------------------------------

Address
        ------------------------------------------------------------------------

City                                  State                Zip Code
     --------------------------            ---------                ------------

Accepted by (signature)
                       ---------------------------------------------------------

Name (print)                                      Title
             -----------------------------------        ------------------------

Date                                    Telephone Number
     ---------------------------                         -----------------------



     Please return two signed copies of this Agreement (one of which signed by us will thereafter be returned to you) to:

                      AllianceBernstein Investments, Inc.
                          8000 IH 10, West, 4th Floor
                             San Antonio, TX 78230

                                                                    APPENDIX A
                                                                    -----------


                        CERTIFICATION OF COMPLIANCE AND
               CERTIFICATION OF ADEQUATE CONTROLS AND PROCEDURES

      As a Broker-Dealer as set forth in the Selected Agreement for Broker-Dealers dated ______, 20_____ (the "Agreement"), we hereby certify to AllianceBernstein Investments, Inc. ("ABI") that we will at all times comply with (i) the provisions of the Agreement related to compliance with all applicable laws, including the rules of the Securities and Exchange Commission and, if a member of Financial Industry Regulatory Authority ("FINRA"), FINRA Conduct Rules, and, in particular, FINRA Notice to Members 03-50 and (ii) the terms of each Fund's Prospectus. Our placing of an order after we receive this certification shall constitute our certification of the matters set forth below.

     We maintain internal controls and procedures and hereby certify to ABI that, based on a recent review, such controls and procedures are adequate to:

            (i)   ensure compliance with all applicable laws;

            (ii) provide information, which we will promptly report to ABI, about any fraud involving us or any of our employees that would materially affect our operations or the performance of our obligations under the Agreement;

            (iii) prevent the submission of any order received after the deadline for submission of orders in each day that are eligible for pricing at that day's net asset value per share; and

            (iv) prevent the purchase of a Fund's shares by an individual or entity whose objectives are not consistent with a Fund's policies to preclude excessive or short-term trading and protect the best interests of long-term Fund shareholders, particularly where such individual or entity may be seeking market timing or arbitrage opportunities through the purchase, sale or exchange of Fund shares.


                                                   By:
                                                       -------------------------
                                                        (Authorized Signature)


Name (print)                                 Title
             ----------------------------          -----------------------------

Firm Name                                          Date
           ------------------------------------         ------------------------


                     Please return these Certifications to:



                      AllianceBernstein Investments, Inc.
                          8000 IH 10 West, 4th Floor
                             San Antonio, TX 78230